BlackRock Enhanced Capital and Income Fund, Inc.

Cusip:  09256A109

Ticker: CII

Record Date	July 16, 2018
Pay Date	July 31, 2018

Distribution Amount per share	$ 0.082800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.004429	5%	$0.086479	15%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.068269	82%	$0.068269	12%

Return of Capital	$0.010102	13%	$0.424852	73%

Total (per common share)	$0.082800	100%	$0.579600	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2018				12.17%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2018				5.70%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2018				1.76%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2018				2.85%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number:  800-882-0052

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip:  09256A109

Ticker: CII

Record Date	August 15, 2018
Pay Date	August 31, 2018

Distribution Amount per share	$ 0.082800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.015334	19%	$0.101813	15%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.067466	81%	$0.560587	85%

Total (per common share)	$0.082800	100%	$0.662400	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2018				12.09%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2018				5.61%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2018				6.11%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2018				3.27%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052